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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT
                              BETWEEN dELiA*s INC.
                                      AND
                                 EVAN GUILLEMIN
                         DATED AS OF NOVEMBER 25, 1996


          dELiA*s INC. (the "Company"), a Delaware corporation, and Evan Guillemin (the "Executive") agree as follows:

          1.   Employment and Duties
               ---------------------

          (a) The Company shall employ the Executive, and the Executive shall serve the Company, as the chief financial officer of the Company. The Executive shall use his best efforts to promote the interests of the Company, and shall perform his duties faithfully and diligently, consistent with sound business practices.

          (b) The Executive shall devote substantially his full business time to the performance of his duties for the Company (it being understood, however, that nothing in this agreement or otherwise shall be deemed to restrict the Executive from being a passive investor in businesses that are not competitive with the Company).

          2.   Term of Employment
               ------------------

          Subject to Section 2, the Executive shall continue to be employed by the Company under this agreement until the close of business on July 21, 2001.

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          3.  Compensation
              ------------

          (a) As compensation for all services to be rendered by the Executive during his employment under this agreement, the Executive shall be entitled to a base salary at the rate of $100,000 a year (payable in equal installments at least twice a month), subject to increases as provided in sections 3(b) and 3(c).

          (b) The base salary referred to in section 3(a) shall be increased on each anniversary of this agreement by the percentage increase in the consumer price index (all items) of the United States Bureau of Labor Statistics for New York, New York, during the immediately preceding 12-month period; if the consumer price index ceases to be published, then a successor index, or, if there is none, the most nearly comparable index, shall be used.

          (c) The Company may, in the sole and absolute discretion of the board of directors, from time to time increase the Executive's base salary and award the Executive such bonuses as it considers appropriate.

          4.   Termination
               -----------

          The Executive's employment shall terminate upon his death, and may be terminated (a) at the option of the Company (i) as a result of his disability, if, in the good faith determination of the Company's board of directors, such disability has prevented the Executive from substantially performing his duties and obligations under this agreement during any period of nine consecutive calendar months and the Company gives notice to the Executive not earlier than 30 days

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and not later than 90 days after the expiration of the nine months (in which case the employment under this agreement shall terminate when that notice is given), or (ii) for Cause (as defined below), or (b) at the option of the Executive, as a result of a Constructive Discharge (as defined below) by the Company. Upon termination of employment for death or disability or a result of a Constructive Discharge by the Company, the Company shall continue to pay the Executive (or his estate or any other person designated by the Executive in writing to the Company) the full amount of the Executive's base salary (as determined under sections 3(a) and 3(b)) at the time of his termination until July 21, 2001. Upon termination by the Company for Cause, the Company shall have no further obligation to pay compensation expenses and fringe benefits to the Executive pursuant to section 3.

          As used in this agreement, "Cause" shall mean (i) failure by the Executive to report to work for any significant period of time other than for reasonable personal excuses; (ii) willful or repeated refusal by the Executive to perform such material duties as may be delegated or assigned and that are commensurate with the Executive's position with the Company; (iii) any criminal conduct by the Executive; or (iv) negligence in the performance of the Executive's duties to the Company. "Constructive Discharge" shall mean a material breach by the Company of any material provision of this agreement, after notice by the Executive to the Company of such breach and failure by the Company to cure the breach promptly thereafter.

          5.   Expenses; Fringe Benefits
               -------------------------

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          During the employment of the Executive under this agreement:

          (a) The Company shall reimburse the Executive, on presentation of vouchers or other evidence of such expenses in accordance with the policies of the Company, for all reasonable business expenses incurred by him in the performance of his duties for the Company.

          (b) The Company shall provide the Executive with medical insurance, disability insurance and life insurance under policies no less favorable to the Executive than the ones currently in effect. In addition, the Company may obtain key-man term life insurance on the life of the Executive, and the Company shall be the beneficiary under such policy.

          (c) The Executive shall be entitled to 3 weeks vacation each year.

          6.   Non-Competition; Confidentiality
               --------------------------------

          (a) The Executive may not at any time during his employment under this agreement, and within one year after the termination of his employment, for any reason, engage or become interested in (as owner, lender, stockholder, partner, director, officer, employee, consultant or otherwise) any business that is in competition with the business conducted by the Company anywhere in any state in the United States in which the Company has engaged in such business.

          (b) During the Executive's employment under this agreement, and for a period of one year after the termination of his employment for any

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reason, the Executive shall not on his own behalf, or on behalf of any other person or enterprise, hire, solicit or encourage to leave the employment of the Company any individual who was an employee of the Company or its affiliates during the Executive's employment by the Company.

          (c) The Executive shall not, at any time during or after his employment under this agreement, disclose to any third party, except in the performance of his duties under this agreement or as may be required by law, any confidential matter regarding the Company's customers, suppliers, trade secrets or business.

          (d) The Executive acknowledges that the remedy at law for breach of the provisions of this section 6 would be inadequate and that, in addition to any other remedy the Company may have for breach of this section 6, the Company shall be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required.

          7.   Effectiveness.  This agreement shall become effective upon the
               -------------
completion of an underwritten initial public offering of the Company's Common Stock (an "IPO"); however, if an IPO is not completed by February 28, 1997, this agreement shall be null and void. This agreement, when it becomes effective, shall supersede and terminate all prior agreements among the parties (and, in the case of the Company, its predecessors) relating to the subject matter of this agreement, including, without limitation, the agreement between dELiA'S LLC, a New York limited liability company, and the Optionee dated as of July 22, 1996 (the "Original

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Agreement").  If this agreement does not become effective by February 28, 1997, the Original Agreement shall remain in effect.

          8.   Miscellaneous
               -------------

          (a) The failure of a party to this agreement to insist on any occasion upon strict adherence to any term of this agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

          (b) All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to a party at his or its address as follows (or at such other address as a party may designate in any notice under this agreement):

               If to the Executive:

                    Evan Guillemin
                    375 Riverside Drive
                    New York, NY 10025

               If to the Company:

                    dELiA*s Inc.
                    435 Hudson Street
                    New York, NY 10014
                    Attention:  President

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               With a copy to:

                    Jeffrey A. Horwitz, Esq.
                    Proskauer Rose Goetz & Mendelsohn LLP
                    1585 Broadway
                    New York, New York 10036-8299

          (c) This agreement shall be assigned to and shall inure to the benefit of any successor to substantially all the assets and business of the Company as a going concern, whether by merger, consolidation, liquidation or sale of substantially all the assets of the Company or otherwise, and the Company shall cause any such successor to assume the Company's obligations under this agreement (but no such assignment shall relieve the Company of its obligations under this agreement).

          (d) This agreement constitutes the entire understanding of the parties with respect to the subject matter of this agreement, cannot be changed or terminated except by a written agreement executed by the parties and shall be governed by the law of the State of New York applicable to agreements made and to be performed therein.

                                   *   *   *

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                                    dELiA*s INC.


                                    By: /s/ Stephen I. Kahn
                                        --------------------
                                        Stephen I. Kahn
                                        Chairman of the Board

                                    EVAN GUILLEMIN


                                    /s/ Evan Guillemin
                                    ------------------


AGREED (as to Paragraph 7):

DELIA'S LLC


By:  /s/ Stephen I. Kahn
     -------------------
     Stephen I. Kahn
     Executive Manager

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